UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 17, 2021

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive, Suite 300
Cleveland	(440)
OH	449-9600	44124-4069
(Address of principal executive offices)	(Registrant's telephone number, including area code)	(Zip code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2021, the Board of Directors of Hyster-Yale Materials Handling, Inc. (the "Company") appointed Rajiv Prasad, President and Chief Executive Officer of the Company’s wholly owned operating subsidiary, Hyster-Yale Group, Inc. ("HYG"), as President of the Company effective immediately. He will hold this new position along with his current position at HYG. The Board of Directors indicated that this new title better reflects Mr. Prasad’s broad role which includes oversight responsibilities for all of the Company’s subsidiaries, including its forklift truck business, HYG, the Company’s attachment business, Bolzoni, S.p.A., and the Company’s fuel cell business, Nuvera Fuel Cells, LLC.

Mr. Prasad, age 57, became President and Chief Executive Officer of HYG in 2020; Vice President, Global Product Development of NMHG (now known as HYG) in 2007 to 2012; Vice President, Global Product Development and Manufacturing of NMHG from 2012 to 2014; Senior Vice President, Global Product Development, Manufacturing and Supply Chain Strategy of NMHG from 2014 to 2018; and Chief Product and Operations Officer of HYG from 2018 to 2019.

Alfred M. Rankin, Jr. will remain Chairman and Chief Executive Officer of the Company.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 18, 2021		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary